Exhibit 23.2

FELDMAN FINANCIAL ADVISORS, INC.

1001 CONNECTICUT AVENUE, NW ● SUITE 840

WASHINGTON, D.C. 20036

202-467-6862 ● (FAX) 202-467-6963

CONSENT OF FELDMAN FINANCIAL ADVISORS, INC.

We hereby consent to the use of our firm’s name in the Registration Statement on Form S-1 and related amendments thereto (collectively, the “Form S-1”) of ICC Holdings, Inc. (“ICC Holdings”) as filed with the Securities and Exchange Commission (the “SEC”). We also consent to the inclusion of, summary of, and reference to our Pro Forma Valuation Appraisal Report, dated as of April 29, 2016, of Illinois Casualty Company included in the Form S-1 filed by ICC with the SEC. Furthermore, we consent to the inclusion of, summary of, and reference to our subscription rights opinion letter, dated as of August 12, 2016, in the Form S-1 filed by ICC Holdings with the SEC. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the SEC thereunder.

FELDMAN FINANCIAL ADVISORS, INC.

Washington, D.C.
August 12, 2016